Exhibit 99.1

For immediate release

Beyond Meat® Announces “At The Market” (ATM) Equity Offering Program

EL SEGUNDO, Calif. — May 10, 2023 (GLOBE NEWSWIRE) — Beyond Meat, Inc. (NASDAQ: BYND) (“Beyond Meat” or the “Company”), a leader in plant-based meat, today announced it has filed a prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) under which it may offer and sell from time to time and at its discretion shares of its common stock having an aggregate offering price of up to $200.0 million pursuant to an “at the market” offering program (the “ATM Program”). The Company currently intends to use the net proceeds, if any, of sales of its common stock issued under the ATM offering for general corporate and working capital purposes. The timing of any sales and the number of shares sold, if any, will depend on a variety of factors to be determined by the Company.

The shares will be offered pursuant to an equity distribution agreement between the Company and Goldman Sachs & Co. LLC, as sales agent. Sales may be made by any method permitted by law, including in sales deemed to be “at the market offerings” as defined in Rule 415 of the Securities Act of 1933, as amended, in ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq Global Select Market or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale. Sales may be made at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices and, as a result, sales prices may vary.

The prospectus supplement filed today adds to, updates or otherwise changes information contained in the accompanying prospectus contained in an automatically effective shelf registration statement on Form S-3, also filed today, for the offering of shares. Prospective investors should read the prospectus in that registration statement and the prospectus supplement (including the documents incorporated by reference therein) for more complete information about Beyond Meat and the ATM Program, including the risks associated with investing in Beyond Meat. Copies of the prospectus supplement and related prospectus may be obtained from Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282 (Tel: 866-471-2526) or by e-mail at prospectus-ny@ny.email.gs.com. You may also obtain these documents free of charge when they are available by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Beyond Meat

Beyond Meat, Inc. (NASDAQ: BYND) is a leading plant-based meat company offering a portfolio of revolutionary plant-based meats made from simple ingredients without GMOs, no added hormones or antibiotics, and 0 mg of cholesterol per serving. Founded in 2009, Beyond Meat products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand promise, Eat What You Love®, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based meat to plant-based protein, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. As of March 2023, Beyond Meat branded products were available at approximately 191,000 retail and foodservice outlets in over 80 countries worldwide.

Forward-Looking Statements

Certain statements in this release constitute “forward-looking statements,” including but not limited to statements about the ATM Program, the expected proceeds and uses thereof. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 1, 2023, and the Company’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2023 filed with the SEC on May 10, 2023, as well as other factors described from time to time in Beyond Meat’s filings with the SEC. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Contacts

Media:

Shira Zackai

shira.zackai@beyondmeat.com

Investors:

Raphael Gross

beyondmeat@icrinc.com